Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AFFIRMS RECOMMENDATION OF
HERTZ MERGER

TULSA, Okla., September 27, 2010 – Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) (NYSE: DTG) today issued the following statement regarding the revised proposal made by Avis Budget Group (“Avis Budget”) (NYSE: CAR) on September 23, 2010:

“Our Board of Directors, in consultation with our financial and legal advisors, has reviewed and considered carefully Avis Budget's revised proposal.  While the proposal offers our shareholders the potential opportunity to receive greater consideration for their shares than the amount payable under the current terms of our agreed merger with Hertz, Avis Budget has not demonstrated to our satisfaction that its proposed transaction can be completed in a timely manner and that it would adequately protect our shareholders in the event that Avis Budget is unable to obtain the required regulatory approvals.

Accordingly, our Board continues to recommend that Dollar Thrifty shareholders vote to approve the Hertz merger at the special shareholder meeting to be held on September 30, 2010.”

As previously announced, Hertz and Dollar Thrifty executed a definitive merger agreement on April 25, 2010, which agreement was amended on September 10, 2010, under which Hertz will acquire Dollar Thrifty for $43.60 per share in cash, inclusive of a special cash dividend to be paid immediately prior to the transaction closing, and 0.6366 shares of Hertz common stock.  The transaction is subject to customary closing conditions, regulatory approvals, approval by Dollar Thrifty shareholders and payment of the special dividend.

A special meeting of Dollar Thrifty shareholders to vote on the Hertz merger agreement has been scheduled for September 30, 2010.  Shareholders of record as of August 13, 2010 are entitled to vote at that meeting.  Dollar Thrifty shareholders who have questions about the merger or the special meeting, or who wish to obtain copies of the proxy statement/prospectus, proxy cards or other documents relating to the special meeting, may contact Georgeson Inc., Dollar Thrifty’s proxy solicitor, at 1-866-767-8986 (toll free) or 212-806-6859 (international).

Dollar Thrifty is being advised by J.P.Morgan and Goldman, Sachs & Co. and the law firm of Cleary Gottlieb Steen & Hamilton LLP.

About Dollar Thrifty Automotive Group, Inc.

Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma. Driven by the mission "Value Every Time," the Company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious travelers in over 80 countries. Dollar and Thrifty have approximately 600 corporate and franchised locations in the United States and Canada, operating in virtually all of the top U.S. and Canadian airport markets. The Company's approximately 6,000 employees are located mainly in North America, but global service capabilities exist through an expanding international franchise network. For additional information, visit http://www.dtag.com/ or the brand sites at http://www.dollar.com/ and http://www.thrifty.com/.

Important Information for Investors and Stockholders

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Hertz has filed with the SEC a registration statement on Form S-4 (registration statement number 333-167085) that includes a proxy statement of DTG that also constitutes a prospectus of Hertz. The registration statement has been declared effective by the SEC, and a definitive proxy statement/prospectus has been mailed to stockholders of DTG.  A Special Meeting of Stockholders will be held at 10:00 a.m., local time, on September 30, 2010 at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603.

INVESTORS AND STOCKHOLDERS OF DTG ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Hertz and DTG, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Hertz are also available free of charge on Hertz’s internet website at www.hertz.com or by contacting Hertz’s Investor Relations Department at 201-307-2100. Copies of the documents filed with the SEC by DTG are available free of charge on DTG’s internet website at www.dtag.com or by contacting DTG’s Investor Relations Department at 918-669-2119. Hertz, DTG, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DTG in connection with the proposed transaction. Information about the directors and executive officers of Hertz is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Information about the directors and executive officers of DTG is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 27, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC when they become available.

Contacts:

Investor Relations:
Kindra Marts
Dollar Thrifty Automotive Group, Inc.
Director – Investor Relations
(918) 669-2119
kindra.marts@dtag.com

Media:

David Reno/Stephanie Pillersdorf
Sard Verbinnen & Co.
(212) 687-8080